Exhibit 1.1

CTRIP.COM INTERNATIONAL, LTD.

(an exempted company limited by shares

under the laws of the Cayman Islands)

2,197,000 American Depositary Shares

each representing two Ordinary Shares

UNDERWRITING AGREEMENT

Dated: December •, 2004

i

(i)	Officers’ Certificate	24
(j)	Certificate of Selling Shareholders	24
(k)	Accountant’s Comfort Letter	25
(l)	Bring-down Comfort Letter	25
(m)	No Objection by NASD	25
(n)	Lock-up Agreement	25
(o)	Conditions to Purchase of Option Securities	25
(p)	Additional Documents	26
(q)	Termination of Agreement	27

SECTION 6.	Indemnification	27
(a)	Indemnification of the Underwriters	27
(b)	Indemnification of the Company, Directors and Officers and Selling Shareholders	28
(c)	Actions against Parties; Notification	29
(d)	Settlement without Consent if Failure to Reimburse	29

SECTION 7.	Contribution	30

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	31

SECTION 9.	Termination of Agreement	31
(a)	Termination; General	31
(b)	Liabilities	32

SECTION 10.	Default by One or More of the Underwriters	32

SECTION 11.	Default by one or more of the Selling Shareholders	33

SECTION 12.	Waiver of Immunities	33

SECTION 13.	Consent to Jurisdiction; Appointment of Agent for Service of Process	33
(a)	Consent to Jurisdiction	33
(b)	Appointment of Agent for Service of Process	33

SECTION 14.	Judgment Currency	34

SECTION 15.	Notices	35

SECTION 16.	Parties	35

SECTION 17.	Governing Law and Time	35

SECTION 18.	Effect of Headings	36

SECTION 19.	Counterparts	36

ii

SCHEDULES
Schedule A	List of Underwriters	Sch A-1
Schedule B	List of Selling Shareholders	Sch B-1
Schedule C	Offering Price	Sch C-1
Schedule D	List of Persons and Entities Subject to Lock-up	Sch D-1
Schedule E	List of Selling Shareholders That Provide an Opinion of Counsel	Sch E-1
Schedule F	Notice Addresses of Selling Shareholders	Sch F-1

iii

CTRIP.COM INTERNATIONAL, LTD.

(an exempted company limited by shares

under the laws of the Cayman Islands)

2,197,000 American Depositary Shares

each representing two Ordinary Shares

UNDERWRITING AGREEMENT

December •, 2004

Credit Suisse First Boston LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representatives of the several Underwriters

c/o Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

2 World Financial Center

250 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Ctrip.com International, Ltd., an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”) confirm their respective agreement with Credit Suisse First Boston LLC (“CSFB”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) for whom CSFB and Merrill Lynch are acting as Representatives (in such capacity, the “Representatives”), with respect to the sale by the Selling Shareholders, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (“ADSs”), each ADS representing two ordinary shares, par value $0.01 per share, of the Company (“Ordinary Shares”), set forth in Schedules A and B hereto, and with respect to the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof for the Underwriters to purchase all or any part of 329,550 additional ADSs, to cover over-allotments, if any. The aforesaid 2,197,000 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 329,550 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”. The offer of the Securities by the Underwriters is hereinafter called the “Offering”.

The Ordinary Shares to be represented by ADSs are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), dated as of December 8, 2003, among the Company, The Bank of New York, as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (“ADRs”) issued and to be issued under the Deposit Agreement and evidencing the ADSs.

Unless the context otherwise requires, references to the “Securities” herein shall constitute references both to the Ordinary Shares and to the ADSs. All references to “US dollars” or “$” herein are to United States dollars.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-2 (No. 333-121080) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (A) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (B) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information”. Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus”. Such registration statement, including the exhibits thereto and schedules thereto, if any, and the documents incorporated by reference therein, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the “Registration Statement”. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement”, and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein under Form F-2 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the Offering are herein called the “Prospectus.” If Rule 434 is relied on, the term “Prospectus” shall refer to the preliminary prospectus dated December 13, 2004 together with the Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the Term Sheet.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The Company and the Depositary filed with the Commission a registration statement on Form F-6 (No. 333-110459) for the registration under the 1933 Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended, are hereinafter called the “ADR Registration Statement” and the “ADR Prospectus”, respectively.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Time of Delivery (if any) referred to in Section 2(d) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-2 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and the ADR Registration Statement has become effective under the 1933 Act or 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or the ADR Registration Statement has been issued under the 1933 Act or 1934 Act, as applicable, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the relevant Time of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at the relevant Time of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different”, as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when such registration statement became effective in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time the ADR Registration Statement became effective and at the Closing Time (and, if any Option Securities are purchased, at the relevant Time of Delivery), the ADR Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The ADR Prospectus, at the time the ADR Prospectus or any amendment or supplement thereto was issued and at the Closing Time (and, if any Option Securities are purchased, at the relevant Time of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, this representation and warranty shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or the ADR Registration Statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any such Registration Statement.

(ii) Independent Accountants. PricewaterhouseCoopers, who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, is an independent registered accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements. The audited financial statements incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries (as defined in Section 1(a)(vi) below) at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principals generally accepted in the United States (“US GAAP”) applied on a consistent basis throughout the periods involved. The financial information included in the Prospectus under the caption “Recent Developments” and the Company’s Current Reports on Form 6-K incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included incorporated by reference in the Registration Statement.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Organization of the Company. The Company has been duly organized and is validly existing under the laws of the Cayman Islands, and has the legal right, power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement (together, the “Principal Agreements”), and is duly qualified to transact business in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify would not result in a Material Adverse Effect. The Memorandum of Association and Articles of Association of the Company (the “Articles of Association”) comply with the requirements of Cayman Islands law and are in full force and effect.

(vi) Organization of Subsidiaries. Each of Ctrip.com (Hong Kong) Limited (“Ctrip.com Hong Kong”), Ctrip Computer Technology (Shanghai) Co., Ltd. (“Ctrip Computer Technology”) and Ctrip Travel Information Technology (Shanghai) Co., Ltd. (“Ctrip Travel Information”), which constitute all subsidiaries of the Company within the meaning of Rule 1-02 of Regulation S-X under the 1933 Act (together with the VIEs (as defined below in Section 1(a)(vii)), the “Subsidiaries”) has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or formation, and has legal right, power and authority to own, lease and operate its properties, if any, and to conduct its business as described in the Prospectus and is duly qualified to transact business in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and contained in the documents incorporated by reference, all of the issued and outstanding capital stock or equity interest of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except for the VIEs), directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(vii) Organization of VIEs. All of the issued and outstanding capital stock or equity interest of each of Shanghai Ctrip Commerce Co., Ltd., Shanghai Huacheng Southwest Travel Agency Co., Ltd., Beijing Chenhao Xinye Air-Ticketing Co., Ltd., Guangzhou Guangcheng Commercial Service Co., Ltd., Shanghai Ctrip Charming International Travel Agency Co., Ltd. and Shenzhen Shencheng Information Consulting Service Co., Ltd. (the “VIEs”) (which constitute all entities, excluding Subsidiaries, that are consolidated in the Company’s financial statements included incorporated by reference in the Registration Statement and the Prospectus) has been duly authorized and validly issued, and is owned directly by Min Fan, Qi Ji or Jianmin Zhu, as the case may be, in the amount set forth in the Company’s Annual Report on Form 20-F for the year ended December 31, 2003 (the “Annual Report”), as updated by the Prospectus, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than as set forth in the Prospectus.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and except for the conversion of all of the Company’s preferred shares immediately prior to the Closing Time). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase from the Company Ordinary Shares or any other shares of capital stock of the Company or any of the Subsidiaries nor are there any obligations of the Company to allot, issue or transfer, the Securities.

(ix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(xi) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(xii) No Limitation on Vote, Transfer and Payment of Dividends. Except as set forth in the Amended and Restated Articles of Association of the Company (the “Articles of Association”), the Deposit Agreement or the Prospectus, there are no limitations on the rights of holders of Ordinary Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary and, except as disclosed in the Prospectus, no such dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and may be so paid without the necessity of obtaining any Governmental License (as defined in Section 1(a)(xxii)) in the Cayman Islands.

(xiii) Description of Securities. The Ordinary Shares, the ADRs and the ADSs shall carry the rights and obligations described in the Prospectus, including statements under the captions “Description of Share Capital” and “Description of American Depositary Shares,” and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; except as disclosed in the Prospectus or the Registration Statement, no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(xiv) Arrangements with Directors, Executive Officers and Affiliates. Except as disclosed in the Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company and any director or executive officer of the Company or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Prospectus.

(xv) PRC Citizenship. Each of Messrs. Qi Ji, Min Fan and Jianmin Zhu is a citizen of the People’s Republic of China, excluding Taiwan, Hong Kong SAR and

Macau SAR, and no application is pending in any other jurisdiction by him or on his behalf for naturalization or citizenship thereof.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(xvii) Absence of Further Requirements for the Offering. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority is necessary or required for the performance by the Company or any of the Subsidiaries of its or their obligations under any of the Principal Agreements in connection with the offering or sale of the Securities under the Principal Agreements or the consummation of the transactions contemplated by any of the Principal Agreements, except such as have been already filed, obtained or as may be required under the 1933 Act or the 1933 Act Regulations and United States federal and state, local or other securities or blue sky laws.

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Principal Agreements or the performance by the Company of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xix) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its respective charter of by-laws or other constituent or organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of the Principal Agreements and the consummation of the transactions contemplated in each of the Principal Agreements and the Registration Statement (including the sale of the Securities), and compliance by the Company or any Subsidiary with its or their obligations under each of the Principal Agreements have been duly authorized by all necessary corporate action, have received all approvals from any governmental or regulatory body and the sanction or consent of its shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below)

under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituent or organizational documents or business license of the Company or any Subsidiary or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xx) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

(xxi) Possession of Intellectual Property. The Company and the Subsidiaries own or possess or otherwise have the legal right to use, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks, trade names (including the “Ctrip” and “Ctrip.com” names and logos) or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which infringement or conflict (if the subject of an unfavorable decision, ruling or finding) would result in a Material Adverse Effect or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein.

(xxii) Dividends. The Subsidiaries are not currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company or Ctrip.com Hong Kong, as applicable, from making any other distribution on the Subsidiaries’ equity interest, or from transferring any of the Subsidiaries’ property or assets to the Company or Ctrip.com Hong Kong, as applicable, except as described in or contemplated by the Prospectus; all dividends and other distributions declared and payable upon the equity interests in Ctrip Computer Technology and Ctrip Travel Information to Ctrip.com Hong Kong may be converted into foreign currency that may be freely transferred out of the PRC, and all such dividends and other distributions are not and, except as disclosed in the Registration Statements and the Prospectus, will not be subject to withholding or other taxes under the current laws and regulations of the People’s Republic of China (the “PRC”) and, except as disclosed in the Registration Statements and the Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC, except such as have been obtained;

(xxiii) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate national, local or other regulatory agencies or bodies required for the authorization, execution and delivery by the Company or the relevant Subsidiary, as the case may be, of any of the Principal Agreements or necessary to conduct the business now operated by them, with such exceptions as would not have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect; none of the Governmental Licenses contains any materially burdensome restrictions or conditions not described in the Prospectus; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification (and which modification would reasonably be expected to have a Material Adverse Effect) of any such Governmental Licenses or has any reason to believe that any such Governmental License will be revoked, modified (and which modification would reasonably be expected to have a Material Adverse Effect) or suspended.

(xxiv) Title to Property. The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

(xxvi) Investment Company Act. The Company is not an “investment company” or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvii) PFIC Status. Based on the projected composition of the Company’s income and valuation of its assets, including goodwill, the Company does not expect to be a passive foreign investment company, as defined in Section 1296(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), in 2004 and does not expect to become a passive foreign investment company in the future.

(xxviii) Registration Rights. Except as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxix) Tax Returns. The Company and the Subsidiaries have filed all material tax returns required to have been filed by them or have duly requested extensions thereof and all such returns are up to date, correct, and on a proper basis and have paid all material taxes required to be paid by them and any related assessments, charges, levies, fines or penalties, except for any such taxes, assessments, charges, levies, fines or penalties that are being contested in good faith and by appropriate proceedings; and there is no known proposed tax deficiency, assessment, charge, levy, fine or penalty against it as to which a reserve would be required to be established under US GAAP which has not been so reserved or which is required to be disclosed in the Prospectus which has not been so disclosed and so far as the Company is aware, there are no facts or circumstances in existence which would reasonably be expected to give rise to any such deficiency, assessment, charge, levy, fine or penalty.

(xxx) Accounting Procedures. Each of the Company and the Subsidiaries (A) makes, keeps and prepares books, records and accounts which fairly reflect transactions and dispositions of its assets and (B) has devised and maintained a system of internal and accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) accountability of assets is maintained, including regular reconciliations with existing assets and taking of appropriate action with respect to any differences; (iv) access to its assets is permitted only in accordance with management’s general or specific authorizations; and (v) financial reports are prepared on a timely basis based on the transactions recorded pursuant to clause (ii) above under US GAAP. These reports provide the basis for the preparation of the Company’s consolidated financial statements under US GAAP and have been maintained in compliance with applicable laws.

(xxxi) Operating and Financial Review and Prospects. The section entitled “Operating and Financial Review and Prospects” in the Company’s Annual Report, as updated by the Prospectus, accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xxxii) Management Review. The Company’s management have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regards to such disclosure in the Company’s Annual Report, as updated by the Prospectus,.

(xxxiii) Liquidity and Capital Resources. (A) The section entitled Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Company’s Annual Report, as updated by the Prospectus, accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (B) neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein in this Section 1(a)(xxxii), the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(xxxiv) Certain Trading Activities. Except as set forth in the Prospectus, the Company is not engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(xxxv) Stamp Duty; Transfer Tax. Except as disclosed in the Prospectus, under the laws and regulations of the Cayman Islands, no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable in the Cayman Islands by or on behalf of the Underwriters to any Cayman Islands taxing authority in connection with (A) the sale and delivery by the Selling Shareholders to or for the account of the Underwriters of the Securities or (B) the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the holding or transfer of the Securities outside the Cayman Islands, (D) the deposit of the Ordinary Shares with the Custodian and the issuance and delivery of the ADRs, or (E) the execution and delivery of any Principal Agreement.

(xxxvi) Accuracy of Information. There are no legal or governmental proceedings, statutes, contracts or documents that are required to be described in the Registration Statement or the Prospectus which have not been so described. The description in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents is accurate and presents the information required to be shown in all material respects. The Prospectus will contain, when issued, all information and particulars required to comply with all statutory and other provisions (including, without limitation, the relevant laws and regulations of the Cayman Islands and the PRC), so far as applicable to the Prospectus, which are or might reasonably be considered to be material for disclosure to a potential subscriber, investor, underwriter or sub-underwriter of the Securities or for the purpose of making an informed assessment of the assets and liabilities, financial position, and profits and losses of the Company and the Subsidiaries including, but without prejudice to the generality of the foregoing, any special trade factors or risks known to the Company and the Subsidiaries or any of their directors and/or executive officers and which would reasonably be expected to have a Material Adverse Effect. All material information which ought to have been supplied or disclosed by the Company and its directors and/or executive officers to the Underwriters, the Representatives, PricewaterhouseCoopers or the legal or other professional advisers to the Underwriters or the Company for the purposes of or in the course of preparation of the Prospectus or the Registration Statement has been supplied or disclosed by the Company and its directors and executive officers and nothing has occurred since the date the same was supplied or disclosed which requires the same to be amended or updated in any material respect.

(xxxvii) Insurance. The business, undertakings, properties and assets of Ctrip Computer Technology are adequately insured against all such risks as are normally insured by persons carrying on similar businesses in Shanghai, China as those carried on by Ctrip Computer Technology, and such insurances include all the insurances which Ctrip Computer Technology is required under terms of any lease or any contract in respect of any of its properties to undertake and such insurances are in full force and effect and, so far as the Company is aware, there are no circumstances which would reasonably be expected to render any of such insurances void or voidable and there is no material insurance claim made by or against Ctrip Computer Technology, pending, threatened or outstanding and so far as the Company is aware, no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have (if due) been paid.

(xxxviii) Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 13 hereof) for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof.

(xxxix) Waiver of Immunity. Neither the Company, any of the Subsidiaries nor any of its or their properties, assets or revenues has any right of immunity under Cayman Islands or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, any of the Subsidiaries or any of its or their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 of this Agreement.

(xl) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be declared enforceable against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.

(xli) Stabilization and Manipulation. Neither the Company nor any of its affiliates has taken, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(xlii) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company is using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses, is making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, or is making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xliii) No Change in Structuring or Structuring Documents. Except as described in the Registration Statement and the Prospectus, since December 12, 2003, there has been no change in the Structuring or Structuring Documents, each as defined in the U.S. Underwriting Agreement, dated as of December 8, 2003, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as U.S. Representative of the several U.S. underwriters named therein, and the selling shareholders named therein.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally but not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact relating to such Selling Shareholder or omits to state a material fact relating to such Selling Shareholder necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Subsidiary, which is not set forth in the Prospectus.

(ii) Authorization of Agreements. Such Selling Shareholder has the full right, power and authority to enter into this Agreement, a Power of Attorney (the “Power of Attorney”) and a Custody Agreement (the “Custody Agreement”) and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other constituent of organizational documents or business license of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its assets, properties or operations.

(iii) Good and Marketable Title. Such Selling Shareholder has, and at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery will have, good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(iv) Absence of Defaults and Conflicts. The execution, delivery and performance of each of the Principal Agreements to which such Selling Shareholder is a party and the consummation of the transactions contemplated in each of the Principal Agreements and the Registration Statement have been duly authorized by all necessary corporate action by such Selling Shareholder, to the extent applicable, have received all approvals from any governmental or regulatory body and the sanction or consent of its shareholders, to the extent applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of its charter or by-laws or other constituent or organizational document or business license of such Selling Shareholder, to the extent applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its assets, properties or operations.

(v) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney with Neil Nanpeng Shen as attorney-in-fact (the “Attorney-in-Fact”) and the Custody Agreement with the Company as custodian (the “Custodian”); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and the Attorney-in-Fact are authorized to execute and deliver this Agreement and the certificate referred to in Section 5(j) or that may be required pursuant to Sections 5(o) and 5(p) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

(vi) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action that is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(ix) No Association with NASD. Except as disclosed in the Registration Statement or to the National Association of Securities Dealers, Inc., neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per ADS set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of each Selling Shareholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, certain Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 329,550 ADSs at the same price per ADS set forth in Schedule C less an amount per Ordinary Share represented by such ADSs equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 calendar days after the date of the Prospectus and may be exercised from time to time only for the purpose of covering over-allotments by written notice from the Representatives to the Company, and setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives but in no event earlier than the Closing Time or, unless the Representatives and the Company otherwise agree in writing, not earlier than two or later than ten business days after the date of such notice. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Denominations; Registration; Delivery of ADRs. ADRs evidencing the Securities purchased by the Underwriters hereunder shall be delivered by the Company to the Representatives through the facilities of The Depository Trust Company, New York, New York (“DTC”), for the respective accounts of the Underwriters, against payment for the Securities by or on behalf of such Underwriters to the Selling Shareholders of the purchase price therefor by wire transfer through the Federal Wire System in New York in U.S. dollars in immediately available funds to an account designated by the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement.

(d) Time and Date of Deliveries and Payments. The time and date of delivery of and payment for the Initial Securities shall be 9:30 a.m., New York City time on December •, 2004 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as the Representatives and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Time”). The time and date of delivery and payment with respect to the Option Securities shall be 9:30 a.m., New York City time on the date specified by the Representatives in a written notice given by the Representatives of an election by the Underwriters’ to purchase such Option Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Any such time and date for delivery of and payment for the Option Securities, if not the Closing Time, is herein called a “Time of Delivery”.

The documents to be delivered at the Closing Time by or on behalf of the parties hereto pursuant to Section 5 hereof, including any additional documents reasonably requested by the Underwriters pursuant to Section 5(p) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 7th Floor, ICBC Tower, Three Garden Road, Central, Hong Kong at 8:00 a.m., Hong Kong time, on the day of the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or to the ADR Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or to the ADR Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes of which the Company is aware. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or to the ADR Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as each Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as each Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, the rules and regulations of the NASD and the NASDAQ so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the other Principal Agreements and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement, the ADR Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances, existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, the ADR Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, or the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADR Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the later of the effective date of the U.S. Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event extend for more than one year from the effective date of the U.S. Registration Statement and any Rule 462(b) Registration Statement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Listing. The Company will use its best efforts and maintain the quotation of the ADSs on the NASDAQ and will file with the NASDAQ all documents and notices required by the NASDAQ of companies that are traded on the NASDAQ and quotations for which are reported by the NASDAQ.

(i) Restriction on Sale of Securities. During a period of ninety days from the date of this Agreement, the Company shall not, without the prior written consent of Representatives, (i) directly or indirectly, dispose of (including without limitation, issue, agree to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly) any Ordinary Shares or ADSs or any security that constitutes the right to receive Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for or repayable with Ordinary Shares or ADSs or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap agreement or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such swap agreement or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. The foregoing shall not apply to (A) the Ordinary Shares or ADSs to be sold hereunder, (B) any issuance of Ordinary Shares or ADSs by the Company upon exercise of any options to purchase Ordinary Shares granted pursuant to a duly adopted stock option plan of the Company, provided that such options shall not be exercisable during such ninety-day period, and (C) transactions by the Company with the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(j) Other Documents. The Company will furnish to the Depositary and to holders of ADRs, directly or through the Depositary, such reports, documents and other information described in the Prospectus under the caption “Description of American Depositary Shares” in accordance with the procedures stated thereunder.

(k) Reporting Requirements. The Company, during the period when any Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Submission of Documents. The Company agrees to file with the NASD, the NASDAQ, the Commission and any other governmental or regulatory agency, authority or instrumentality in the Cayman Islands, the United States, the People’s Republic of China and Hong Kong, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Securities.

(m) Investment Company Act. The Company will not be or become, within one year of the Closing Time, an “investment company” as defined in the 1940 Act.

(n) Stabilization and Manipulation. The Company agrees, until such time as the Representatives shall notify the Company of the completion of the distribution of the ADSs being offered in the United States, not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(o) Deposit of Ordinary Shares. Prior to the Closing Time and each Time of Delivery, the Company, pursuant to the Custody Agreement, will deposit or cause to be deposited Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered by such party to the Underwriters at such Closing Time or Time of Delivery are executed, countersigned and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Time or Time of Delivery.

(p) Annual Reports. The Company agrees to furnish to its shareholders as soon as practicable after the end of each of the two fiscal years after the date hereof an annual report in English, including a review of operations and audited consolidated financial statements and a report thereon prepared by the Company’s independent accountants in accordance with US GAAP of net income (loss), shareholders’ equity and, as necessary, other selected balance sheet and statement of operations items in such financial statements.

(q) Liabilities and Agreements Prior to the Closing Time. The Company agrees that except as disclosed in the Prospectus and except for those which are not material to the Company, prior to the Closing Time, it will not incur any liabilities or enter into any material agreements (except in the ordinary course of its business) without the prior written consent of the Representatives.

(r) Cayman Islands Matters. The Company agrees that (A) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the Offering, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (C) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(s) Deposit Agreement. The Company agrees to abide by the covenants set forth in the Deposit Agreement.

SECTION 4. Payment of Expenses.

(a) Expenses of the Company. The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including (i) the filing fees incident to the review by the Commission of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the fees and expenses of the Company incurred in connection with the roadshow and (iii) the filing fees incident to the review by the NASD of the terms of the sale of the Securities.

(b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) the preparation and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (ii) the delivery of the Ordinary Shares represented by the ADSs to the Depositary, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the fees and disbursements of United States counsel to the Underwriters, subject to a maximum amount of US$80,000, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, subject to a maximum amount of US$10,000, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, of the preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Depositary, any transfer agent or registrar, and each custodian, if any, for the Securities, and (viii) the fees and disbursements of their respective counsel.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all out-of-pocket accountable expenses actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder, as to the ADSs to be delivered at the Closing Time and each Time of Delivery, are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions.

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at such Time of Delivery no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued under the 1933 Act or the 1934 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinion of Cayman Islands Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Maples and Calder Asia, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c) Opinion of Special United States Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Latham & Watkins LLP, special United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters.

(d) Opinion of Special PRC Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Commerce & Finance Law Office, special People’s Republic of China counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e) Opinion of Special Hong Kong Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Boughton Peterson Yang Anderson, special Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f) Opinions of Counsels for certain Selling Shareholders. At Closing Time, the Representatives shall have received the favorable opinions, dated as of such Closing Time, of counsels for the Selling Shareholders whose names are listed on Schedule E hereto, respectively, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(g) Opinion of United States Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(h) Opinion of Counsel for Depositary. At Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(i) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission and (v) as to such matters as the Representatives may reasonably request.

(j) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of such

Closing Time, and (ii) each Selling Shareholder has complied with all agreements and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time.

(k) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers a letter dated such date, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(l) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this section, except that the specified date referred to shall be a date not more than five business days prior to such Closing Time.

(m) No Objection by NASD. At or prior to Closing Time, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n) Lock-up Agreement. At the date of this Agreement, the Representatives shall have received a lock-up agreement in form and substance satisfactory to counsel for the Underwriters duly signed by the persons and entities listed on Schedule D hereto.

(o) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any Subsidiary and the Selling Shareholders hereunder shall be true and correct as of each Time of Delivery and, at the relevant Time of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Time of Delivery, of the chief executive officer or chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Time of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Time of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Time of Delivery.

(iii) Opinion of Cayman Islands Counsel for Company. The favorable opinion of Maples and Calder Asia, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Special United States Counsel for Company. The opinion of Latham & Watkins LLP, special United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Special PRC Counsel for Company. The favorable opinion of Commerce & Finance Law Office, special People’s Republic of China counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Opinion of Special Hong Kong Counsel for Company. The favorable opinion of Boughton Peterson Yang Anderson, special Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii) Opinions of Counsels for certain Selling Shareholders. The favorable opinions of counsels for the Selling Shareholders whose names are listed on Schedule E hereto, respectively, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(viii) Opinion of United States Counsel for Underwriters. The favorable opinion of Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(ix) Opinion of Counsel for Depositary. The favorable opinion of Emmet Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, dated such Time of Delivery, relating to the Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(x) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers and dated such Time of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(l) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Time of Delivery.

(p) Additional Documents. At each Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, the Deposit Agreement, or, in the case of any condition to the purchase of Option Securities at a Time of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Time of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless, jointly and severally with the Selling Shareholders, and the Selling Shareholders agree to indemnify and hold harmless, severally but not jointly with each other or the Company, each Underwriter and each person, if any, who controls any Underwriter and their affiliates within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, the ADR Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that each Selling Shareholder’s indemnification obligations under this Section 6 shall only apply to any and all loss, liability, claim, damage and expenses whatsoever, arising out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to such Selling Shareholder contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact relating to such Selling Shareholder required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement or the ADR Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not inure to the benefit of any Underwriter or any person who controls such Underwriter on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any preliminary prospectus if a copy of the Prospectus shall not have been given or sent by such Underwriter with or prior to the written confirmation of the sale involved to the extent that (i) the Prospectus would have cured such defect or alleged defect and (ii) sufficient quantities of the Prospectus were timely made available to such Underwriter; and provided, further, that notwithstanding the foregoing provisions, the aggregate amount of each Selling Shareholder’s indemnity obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

(b) Indemnification of the Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the ADR Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the ADR Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement or the ADR Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that notwithstanding the foregoing provisions, the aggregate amount of each Underwriter’s indemnity obligations under this Section 6 shall not exceed an amount equal to the net cash proceeds (before deducting expenses) received by such Underwriter in connection with the Offering.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party; provided that (i) the use of counsel chosen by the indemnifying party would not present such counsel with a conflict of interest and (ii) the indemnified party shall not have reasonably concluded that there are legal defenses available to it that are different from or in addition to those available to the indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received respectively by the Company, each of the Selling Shareholders and the Underwriters from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each of the Selling Shareholders and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received respectively by the Company, each of the Selling Shareholders and the Underwriters in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and each of the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company, each of the Selling Shareholders and the Underwriters, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or each of the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Further, the aggregate amount of each Selling Shareholder’s contribution obligations under this Section 7 shall not exceed the amount equal to the net proceeds (before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and the ADR Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company for themselves and on behalf of the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred, after the date hereof and prior to the Closing Time, any material adverse change in the financial markets in the Cayman Islands, the United States, the People’s Republic of China, Asian or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, NASDAQ, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) if a banking moratorium has been declared by Cayman Islands, People’s Republic of China, U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8, 12, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Time of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Time of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Time of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of a Time of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholder to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriters” includes any person substituted for a Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Shareholders.

If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities that such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise (subject to being exercised only by the applicable Selling Shareholders and not by the Attorney-in-Fact designated by the Selling Shareholders), the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 12, 13 and 14 shall remain in full force and effect or (b) elect to purchase the Securities that the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 12. Waiver of Immunities. To the extent that the Company, the Selling Shareholders or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Selling Shareholders, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or the Selling Shareholders, or any other matter under or arising out of or in connection with, the Principal Agreements or any of them, the Company and the Selling Shareholders hereby irrevocably and unconditionally waive or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 13. Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) Consent to Jurisdiction. The Company and the Selling Shareholders, by their execution and delivery of this Agreement, hereby irrevocably consent and submit to the nonexclusive jurisdiction of any New York Court in personam generally and unconditionally in respect of any such suit or proceeding.

(b) Appointment of Agent for Service of Process. The Company and the Selling Shareholders further, by their execution and delivery of this Agreement, irrevocably designate,

appoint and empower CT Corporation System, 111 Eighth Avenue, New York, New York as their designee, appointee and authorized agent (the “Authorized Agent”) to receive for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or Selling Shareholders, respectively, with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on the Authorized Agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as the Authorized Agent shall become effective immediately without any further action on the part of the Company or the Selling Shareholders. Each of the Company and the Selling Shareholders represents to each Underwriter that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same. The Company and Selling Shareholders further agree that, to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process) and written notice of said service to the Company or Selling Shareholders pursuant to Section 15, shall be deemed in every respect effective service of process upon the Company or Selling Shareholders, respectively, in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company and Selling Shareholders agree to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section 13 reasonably satisfactory to the Representatives. The Company and Selling Shareholders further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company or Selling Shareholders, respectively, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or Selling Shareholders, respectively, at the addresses specified in or designated pursuant to this Agreement. The Company and Selling Shareholders agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Sections 6 and 7 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Selling Shareholders or bring actions, suits or proceedings against the Company or Selling Shareholders in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company and Selling Shareholders hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any New York Court and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

SECTION 14. Judgment Currency. The Company and the Selling Shareholders agree to indemnify each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Underwriter severally agrees to indemnify the Company, its directors, each of its officers who signed the Registration Statement and the ADR Registration Statement, the Selling Shareholders and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement, the Prospectus, the Registration Statement or the ADR Registration Statement for which indemnification is provided by such person pursuant to Section 6 of this Agreement and any such judgment or order being paid in a currency (the “Judgment Currency”) other than US dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into US dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase US dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company, the Selling Shareholders and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives care of Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, attention of Equity Capital Markets and care of Merrill Lynch, Pierce Fenner & Smith Incorporated, 2 World Financial Center, 250 Vesey Street, New York, New York 10281, attention of Equity Capital Markets; notices to the Company shall be directed to it at Ctrip.com (Hong Kong) Limited, Unit 2001, The Centrium, 60 Wyndham Street, Central, Hong Kong, attention: Neil Shen; and notices to the Selling Shareholders shall be directed at the Selling Shareholders’ respective addresses set forth on Schedule F hereto.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS MAY BE OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall together constitute one and the same Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

CTRIP.COM INTERNATIONAL, LTD.

By:
Name:
Title:

ATTORNEY-IN-FACT FOR SELLING SHAREHOLDERS

By:
Name: Neil Nanpeng Shen
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule B to this Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT SUISSE FIRST BOSTON LLC

By:	Credit Suisse First Boston LLC

By:
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto

Schedule A

LIST OF UNDERWRITERS

Name of Underwriter	Number of Initial Securities (in the form of ADSs)
Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Piper Jaffray & Co.
Pacific Growth Equities, LLC

Total	2,197,000

Sch A-1

Schedule B

LIST OF SELLING SHAREHOLDERS

	Number of Initial Securities to be Sold (in Ordinary Shares)	Number of Option Securities to Be Sold (in Ordinary Shares)
Tiger Technology Private Investment Partners, L.P.	1,214,000	•
Tiger Technology II, L.P.	4,000	•
Carlyle Asia Venture Partners I, L.P.	794,000	•
CIPA Co-Investment, L.P.	50,000	•
Orchid Asia II, L.P.	608,000	•
IDG Technology Venture Investments, L.P	284,740	•
IDG Technology Venture Investment, Inc.	271,260	•
Neil Nanpeng Shen	418,000	•
James Jianzhang Liang	366,000	•
Powerhill Holdings Limited	314,000	•
Min Fan	70,000	•
Total	4,394,000	659,100

Sch B-1

Schedule C

OFFERING PRICE

CTRIP.COM INTERNATIONAL, LTD.

2,197,000 American Depositary Shares, each representing two Ordinary Shares

(Par Value $0.01 Per Ordinary Share)

1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $•.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $•, being an amount equal to the public offering price set forth above less $• per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

Schedule D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP [to be revised]

Tiger Technology Private Investment Partners, L.P.

Tiger Technology II, L.P.

Caryle Asia Venture Partners I, L.P.

CIPA Co-Investment, L.P.

Orchid Asia II, L.P.

IDG Technology Venture Investments, L.P.

IDG Technology Venture Investment, Inc.

Neil Nanpeng Shen

James Jianzhang Liang

Powerhill Holdings Limited

Min Fan

Sch D-1

Schedule E

LIST OF SELLING SHAREHOLDERS THAT PROVIDING AN OPINION OF COUNSEL [to be revised]

Tiger Technology Private Investment Partners, L.P.

Tiger Technology II, L.P.

Caryle Asia Venture Partners I, L.P.

CIPA Co-Investment, L.P.

Orchid Asia II, L.P.

IDG Technology Venture Investments, L.P.

IDG Technology Venture Investment, Inc.

Powerhill Holdings Limited

Sch E-1

Schedule F

NOTICE ADDRESSES OF SELLING SHAREHOLDERS [to be revised]

Tiger Technology Private Investment Partners, L.P.

101 Park Avenue, 48th Floor

New York, NY 10178

U.S.A.

Attention:

Fax Number: (1) 212-

Tiger Technology II, L.P.

101 Park Avenue, 48th Floor

New York, NY 10178

U.S.A.

Attention:

Fax Number: (1) 212-

Carlyle Asia Venture Partners I, L.P.

Suite 2801, 28th Floor

2 Pacific Place

88 Queensway

Hong Kong

Attention: JP Gan

Fax Number: (852) 2878-7808

CIPA Co-Investment, L.P.

Suite 2801, 28th Floor

2 Pacific Place

88 Queensway

Hong Kong

Attention: JP Gan

Fax Number: (852) 2878-7808

IDG Technology Venture Investments, L.P.

15th Floor

One Exeter Plaza

Boston, MA 02116

U.S.A.

Attention: Zhang Suyang

Fax Number: (1) 617-236-4276

[With a copy to:

Suite 616, Tower A

COFCO Plaza

8 Jianguomennei Dajie

Beijing 100005

Attention: Zhang Suyang

Fax Number: (86 10) 6526-0700]

Sch F-1

IDG Technology Venture Investment, Inc.

15th Floor

One Exeter Plaza

Boston, MA 02116

U.S.A.

Attention: Zhang Suyang

Fax Number: (1) 617-236-4276

[With a copy to:

Suite 616, Tower A

COFCO Plaza

8 Jianguomennei Dajie

Beijing 100005

Attention: Zhang Suyang

Fax Number: (86 10) 6526-0700]

Neil Nanpeng Shen

Unit 2001, The Centrium

60 Wyndham St.

Central, Hong Kong

Fax Number: (852) 2169-0920

James Jianzhang Liang

3rd Floor, Block 63

No. 421 Hong Cao Road

Shanghai

PRC

Fax Number: (86 21) 5385-0923

Powerhill Holdings Limited

4001 Gloucester Tower

The Landmark

11 Pedder Street

Central, Hong Kong

Fax Number: (852)

Min Fan

3rd Floor, Block 63

No. 421 Hong Cao Road

Shanghai

PRC

Fax Number: (86 21) 5385-0923

Sch F-2